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                                                                       EXHIBIT 5


Barristers & Solicitors                          MCCARTHY TETRAULT LLP
Patent & Trade-mark Agents                       Suite 3300, 421-7th Avenue S.W.
                                                 Calgary AB T2P 4K9
                                                 Canada
[MCCARTHY TETRAULT LOGO]                         Telephone: 403 260-3500
                                                 Facsimile: 403 260-3501
                                                 www.mccarthy.ca




November 22, 2002

TransAlta Corporation
110-12th Avenue S.W.
Box 1900, Station M
Calgary, Alberta T2P 2M1

Dear Gentlemen:

RE:  TRANSALTA CORPORATION
     REGISTRATION STATEMENT ON FORM S-8

We are counsel to TransAlta Corporation (the "Corporation"), a corporation incorporated under the Canada Business Corporations Act.

We refer to the filing by the Corporation of the above-captioned Registration Statement on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended, covering the registration of an aggregate of 1,500,000 common shares without par value of the Corporation (the "Shares"), together with attached common share purchase rights (the "Rights"), issuable by the Corporation as described in the Registration Statement. The terms of the Rights are set forth in the Shareholder Rights Plan Agreement dated as of October 13, 1992, as amended and restated as of November 26, 1992, May 14, 1998 and May 3, 2001 (the "Rights Agreement") between the Corporation and CIBC Mellon Trust Company, as Rights Agent.

We have examined the Articles of the Corporation, resolutions of the Board of Directors of the Corporation in respect of the issuance of the Shares and original, reproduced or certified copies of such records of the Corporation and such agreements, certificates of public officials, certificates of officers and representatives of the Corporation and others, and such other documents, papers, statutes and authorities as we deem necessary to form the basis of the opinions hereinafter expressed. In such examination, we have assumed the genuineness of all signatures and the conformity to original documents of all documents supplied to us as copies. As to various questions of fact material to such opinions, we have relied upon the records of the Corporation and upon statements and certificates of officers and representatives of the Corporation and others.

Based on and subject to the foregoing, we are of the opinion that:

1. The Shares have been duly authorized, and, when issued in accordance with the TransAlta Corporation Stock Option Plan, as amended, referred to in the Registration Statement, will be legally issued by the Corporation as fully paid and non-assessable shares in the capital of the Corporation.


        VANCOUVER, CALGARY, LONDON, TORONTO, OTTAWA, MONTREAL, QUEBEC,
                        NEW YORK AND LONDON, ENGLAND

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2.   The Rights associated with the Shares referred to in paragraph 1 will be legally issued when (i) such Rights have been duly issued in accordance with the terms of the Rights Agreement and (ii) the associated Shares have been duly issued as set forth in paragraph 1.

We hereby consent to your filing a copy of this Opinion as an exhibit to said Registration Statement and to all references to our firm included in or made part of the Registration Statement.

Yours very truly,

MCCARTHY TETRAULT LLP
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